Exhibit 99
This statement on Form 4 is filed by Atlas Venture Associates V, L.P., Atlas Venture Fund V, L.P., and Atlas Venture Entrepreneurs’ Fund V, L.P. The principal business address of each of the reporting persons is 890 Winter Street, Suite 320, Waltham, Massachusetts 02451. The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Atlas Venture Fund V, L.P. By: Atlas Venture Associates V, L.P. Its General Partner By: Atlas Venture Associates V, Inc. Its General Partner
By:	/s/ Kristen Laguerre

Name:	Kristen Laguerre
Title:	Vice-President

Atlas Venture Entrepreneurs’ Fund V, L.P. By: Atlas Venture Associates V, L.P. Its General Partner By: Atlas Venture Associates V, Inc. Its General Partner
By:	/s/ Kristen Laguerre

Name:	Kristen Laguerre
Title:	Vice-President

Atlas Venture Associates V, L.P. By: Atlas Venture Associates V, Inc. Its General Partner
By:	/s/ Kristen Laguerre

Name:	Kristen Laguerre
Title:	Vice-President